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                                                                   Exhibit 10(e)


                          COMPUNET ENGINEERING, INC.

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT made and entered into as the 10th day of February, 1999, by and between COMPUNET ENGINEERING, INC. (formerly known as Gold Banc Acquisition Corporation V, Inc. and referred to herein as "CORPORATION"), JOSEPH F. SMITH (hereinafter referred to as "EMPLOYEE") and GOLD BANC CORPORATION, INC. ("Gold").

     WITNESSETH:

     WHEREAS, the CORPORATION is presently engaged in the business of design, implementation, integration and administration of local and wide area computer networks and administration of consolidated bank back office operations including operation of a data center and operation of a call center, and

     WHEREAS, the parties hereto desire to set forth the terms and conditions by which EMPLOYEE will become employed as the President of the CORPORATION.

     NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

     1. EMPLOYMENT. The CORPORATION hereby employs and the EMPLOYEE hereby accepts employment from the CORPORATION upon the terms and conditions herein set forth.

     2. TERM. The term of this agreement shall begin as of the 10th day of February, 1999, and shall continue until terminated as provided hereinafter.

     3. COMPENSATION. EMPLOYEE shall receive base compensation of One Hundred Twenty-Five Thousand Dollars ($125,000.00) per year payable in periodic installments in the same manner as all other employees of the CORPORATION are paid. All compensation is subject to all requisite withholdings. The CORPORATION and the EMPLOYEE shall review EMPLOYEE's base compensation not less often than annually.

     4. DUTIES. The CORPORATION hereby employs EMPLOYEE to serve as President of the CORPORATION and to perform duties commensurate with such position, as determined from time to time by the Board of Directors of the CORPORATION. EMPLOYEE agrees to devote his full time, efforts and attention to the discharge of his duties hereunder.

     In addition, the parties agree that EMPLOYEE will serve as chief technology officer of Gold. Gold is the sole shareholder of the CORPORATION and EMPLOYEE agrees to provide additional services on behalf of Gold consistent with such designation, it being understood, however, that no additional compensation will be payable to EMPLOYEE for the provision of any such services.

     5. WORKING FACILITIES. The CORPORATION will furnish the EMPLOYEE with adequate working facilities, professional staff, supplies and other such facilities, technology and services as are required for the adequate performance of his duties hereunder.

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     6.   EXPENSES.  EMPLOYEE will be entitled to reimbursement of business expenses, including business mileage reimbursement, incurred in the performance of his duties hereunder consistent with expense reimbursement policies adopted and maintained by the CORPORATION from time to time. EMPLOYEE agrees to provide any requisite documentation and to obtain any requisite prior approval consistent with the terms of any such plans as may be adopted and modified from time to time by the CORPORATION.

     In addition, the CORPORATION will provide to EMPLOYEE a Three Hundred Fifty Dollar ($350.00) per month automobile allowance throughout the term hereof. The CORPORATION shall also pay to EMPLOYEE the sum of Two Hundred Eighty Dollars ($280.00) per month representing a reimbursement of the estimated business portion of country club dues for EMPLOYEE.

     7. FRINGE BENEFITS. EMPLOYEE shall be entitled to participate in all fringe benefit plans adopted and maintained (as amended from time to time) by the CORPORATION in accordance with the terms of such plans. The CORPORATION and EMPLOYEE shall agree upon terms of vacation and other paid absences throughout the term of this Agreement. Included among the fringe benefit plans in which EMPLOYEE shall be entitled to participate is a health and accident insurance plan for the benefit of EMPLOYEE and EMPLOYEE's dependents.

     8. TERM AND TERMINATION. Unless earlier terminated as provided herein, this Agreement shall remain in full force and effect through December 31, 2001. Thereafter, this Agreement may be extended for subsequent periods of time as mutually agreed upon by the parties hereto.

     The CORPORATION may terminate this Agreement at any time for cause as provided herein. This Agreement shall be deemed terminated "for cause" under the terms of this Section 8 if the Corporation terminates the Agreement (i) as a result of EMPLOYEE being convicted of a felony; (ii) as a result of EMPLOYEE committing a dishonest act or converting to EMPLOYEE's own use any property of the CORPORATION; (iii) as a result of EMPLOYEE's failure or refusal to provide services for the CORPORATION in accordance with the terms of this Agreement;
(iv) as a result of EMPLOYEE's breach of any other material term of this Agreement, which breach is not cured within ten (10) days of the date of notice of such breach is given by the CORPORATION specifying the alleged breach; or (v) EMPLOYEE engages in conduct damaging to the business reputation of the CORPORATION and such conduct is not terminated within ten (10) days of written notice by the CORPORATION, which notice shall specify the specific alleged misconduct. Termination of employment by the CORPORATION as a result of the death or permanent disability of EMPLOYEE shall not be deemed a termination "for cause".

     In addition, notwithstanding anything herein contained to the contrary, either party hereto may terminate this Agreement on thirty (30) days prior written notice without cause.

In the event of the termination of this Agreement by the CORPORATION other than for cause, the CORPORATION shall be required to continue to pay to EMPLOYEE the base compensation to which EMPLOYEE would otherwise be entitled under the terms of Section 3 hereunder and such payment shall continue (in the same periodic installments in which such compensation was being paid prior to the termination of this Agreement) through December 31, 2001. If this Agreement is terminated by the CORPORATION for "cause" (as hereinabove defined) or is voluntarily terminated by EMPLOYEE, the CORPORATION shall be required to pay EMPLOYEE accrued and unpaid base compensation through the effective date of termination of employment and no further compensation thereafter. Further, in the event of termination of this Agreement, EMPLOYEE shall not be permitted to participate in any other fringe benefit

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programs from and after the effective date of termination of employment, except as otherwise provided by law.

     In the event of the termination of this Agreement, regardless of the reason for such termination, the CORPORATION shall be required to pay EMPLOYEE accrued and unpaid base compensation through the effective date of termination of employment and no further compensation thereafter. Further, in the event of termination of this Agreement, EMPLOYEE shall not be permitted to participate in any other fringe benefit programs from and after the effective date of termination of employment, except as otherwise provided by law.

     Further, notwithstanding anything herein contained to the contrary, if a "Change in Control" (as hereinafter defined) occurs during the term of this Agreement and EMPLOYEE does not remain employed by the CORPORATION after the change of control is consummated, then the CORPORATION shall pay to EMPLOYEE in a lump sum, in cash, within ten (10) business days after the effective date of the termination of EMPLOYEE's employment, an amount equal to the remaining base salary due EMPLOYEE between such date and December 1, 2001, such amount discounted at the rate of six percent (6%) per annum to the date of payment, provided, however, that if and to the extent payment of such lump sum would not be deductible by the CORPORATION for federal income tax purposes by reason of application of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), then payment of that portion due EMPLOYEE after a Change of Control shall be deferred until the earliest date upon which payment can be made without being non-deductible under Section 162(m) of the Code. Interest shall accrue on the deferred portion of such payment at the federal short-term rate proscribed under Section 1274(d)(l)(C)(i) of the Code, compounded annually. Further, if the payment due EMPLOYEE hereunder in the event of a Change of Control (either standing by itself or in conjunction with other payments to which EMPLOYEE is entitled from the CORPORATION) would constitute a "parachute payment" (as that term is defined in Section 280G(b)(2) of the Code), such payments shall be reduced to the largest amount that EMPLOYEE may receive without imposition of the excise tax imposed by Section 4999 of the Code.

     A "Change of Control" shall be deemed to have occurred under either of the following circumstances:

          i.)   At the time individuals who, as of the commencement of the term of this Agreement, constitute the Board of Directors of the CORPORATION cease for any reason to constitute at least a majority of such Board of Directors; provided, however, that any person becoming a director subsequent to the date hereof whose election or nomination for election by the shareholders of the CORPORATION was approved by a vote of at least a majority of the directors currently comprising the Board shall be, for purposes of this paragraph, considered as though such person were a member of the current Board of Directors; or

          ii.)   Upon the approval by the shareholders of the CORPORATION of a plan of liquidation or dissolution of the CORPORATION or the sale of all or substantially all of the assets of the CORPORATION.

If EMPLOYEE remains employed by the CORPORATION after a Change of Control, then no payment as a result of such Change of Control shall be made to EMPLOYEE and the terms of this Agreement shall continue to control.

     9. CONFIDENTIALITY. EMPLOYEE acknowledges and agrees that in the conduct of his employment duties, he shall be exposed to and may come in possession of certain software products and

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services, technical know-how, procedures, technical specifications, designs, source code, protocols, data compilations, sales and marketing plans, customer information, supplier information, financial information and the terms of proposed agreements between the CORPORATION and third parties. All such information as described in the previous sentence constitutes confidential proprietary information of the CORPORATION (the "Confidential Information").

     EMPLOYEE agrees that during the term of his employment with the CORPORATION and continuing at all times thereafter, he shall not use any Confidential Information for any purpose other than performance of his employment duties on behalf of the CORPORATION. No copies of any Confidential Information shall be removed from the premises of the CORPORATION for any purpose other than the discharge by EMPLOYEE of his duties hereunder without the express written consent of an officer of the CORPORATION. No copies of any of the Confidential Information nor any information contained in any of the Confidential Information shall be shared with any third party or used by EMPLOYEE on his own behalf except in connection with performance of duties on behalf of the CORPORATION.

     At the time of the termination of employment, EMPLOYEE agrees that all copies of any and all corporate documents including all Confidential Information shall be returned to the CORPORATION and EMPLOYEE shall retain no such documents or information.

     10. NON-SOLICITATION AGREEMENT. EMPLOYEE acknowledges and agrees that certain conduct subsequent to his termination of employment could result in irreparable harm to the CORPORATION. Therefore, EMPLOYEE agrees that during the term of his employment with the CORPORATION and continuing for a period of two
(2) years following the termination of employment, regardless of the reason for termination, EMPLOYEE will not compete, directly or indirectly, with the CORPORATION in the business of design, implementation, integration and administration of local and wide area computer networks and administration of consolidated bank back office operations for any individual or entity (i) with whom the CORPORATION is doing material business as of the effective date of termination of employment, (ii) with whom the CORPORATION has conducted such business within one (1) year prior to the effective date of termination of employment or (iii) with whom the CORPORATION is engaged in material and substantive negotiations for the provision of services as of the effective date of termination of employment. In addition, EMPLOYEE agrees that throughout the term of his employment with the CORPORATION and continuing for a period of two
(2) years following the termination of employment, EMPLOYEE shall not directly or indirectly, actively or silently, under contract or otherwise, in conjunction with others or on his own account, solicit for employment or employ to or for the benefit or account of himself, any other person or entity; any employee of the CORPORATION.

     Indirect competition or solicitation by EMPLOYEE shall be deemed to be EMPLOYEE's involvement as a proprietor, owner, partner, shareholder, EMPLOYEE, agent, independent contractor, consultant, officer, director or representative in any other capacity of any entity engaged in any activity proscribed pursuant to the first paragraph of this Section 10.

     EMPLOYEE specifically acknowledges and agrees that the terms of these non-solicitation agreements are reasonably necessary to protect the valid business interests of the CORPORATION and do not unreasonably restrict EMPLOYEE's opportunity to pursue employment subsequent to the termination of EMPLOYEE's employment with the CORPORATION. If any provision of these non-solicitation agreements are deemed unenforceable by any court of competent jurisdiction, it is specifically intended by both parties hereto that it shall be enforced to the extent same is deemed

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reasonable. In addition to any and all other relief afforded hereunder or by law, EMPLOYEE specifically acknowledges and agrees that the CORPORATION shall be entitled to enforce the terms hereof by an action at equity. If the CORPORATION seeks to specifically enforce the terms of the restrictive covenants set forth in this Section 10, EMPLOYEE specifically waives any requirement that the CORPORATION be required to post a bond with respect thereto. Further, EMPLOYEE acknowledges and agrees that if EMPLOYEE breaches the restrictions contained in this Section 10, then the duration of the restrictive covenants set forth in the first paragraph hereof shall be extended for the period of time that EMPLOYEE has breached the restrictions contained herein.

  In addition to all other rights and remedies specified herein, if EMPLOYEE breaches any terms of this Agreement, the CORPORATION shall be entitled to an accounting of and a repayment of all profits, compensation, commissions, benefits or other remuneration which EMPLOYEE directly or indirectly receives or may receive as a result of any such violation. Such remedy shall be in addition to and not in lieu of any injunctive relief or other remedies to which the CORPORATION may be entitled to at law, in equity or under this Agreement. All of the CORPORATION's remedies for the breach of this Agreement shall be cumulative and the pursuit of any one remedy provided herein or otherwise shall not be deemed to exclude any and all other remedies of which the CORPORATION may have a right to pursue.


  11. SEVERABILITY. If, for any reason, any provision of this agreement shall be held or deemed to be void, invalid or unenforceable, the parties hereto agree that the same shall not affect any other portion of this agreement and the remaining provisions of the agreement shall nevertheless be binding and remain in full force and effect. If the scope of any restriction contained in this Agreement is too broad to legally permit enforcement of such restriction to the full extent intended, then such restriction shall be enforced to the maximum extent provided by law, and EMPLOYEE hereby consents and agrees that such scope may be judicially modified accordingly and any proceeding brought to force such restriction.

  12. WAIVER OF BREACH. The waiver of any party hereto of any breach of any provision of this agreement shall not operate as or be construed to be a waiver of any subsequent breach by any party hereto.

  13. AMENDMENT. No amendment or modification to this agreement shall be valid or binding unless made in writing and signed by all parties hereto.

  14. ASSIGNMENT. This agreement is personal to EMPLOYEE and neither it nor any interest herein may be assigned or transferred to another entity or individual without the prior written consent of the CORPORATION. This agreement or any interest herein, however, may be assigned by the CORPORATION.

  15. GOVERNING LAW. This agreement shall be construed, interpreted in accordance with and governed by the laws of the State of Kansas.

  16. BINDING UPON HEIRS. This agreement shall inure to the benefit of and be binding upon the parties hereto, their successors, heirs, personal representatives and assigns.

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     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.


                                     GOLD BANC ACQUISITION CORPORATION V, INC.



                                     By /s/ Michael W. Gullion
                                       ---------------------------------
                                        Name:  Michael W. Gullion
                                               -------------------------
                                        Title:  Chief Executive Officer
                                               -------------------------


                                     CORPORATION

                                     /s/ Joseph F. Smith
                                     -----------------------------------
                                     Joseph F. Smith


                                     EMPLOYEE

                                     GOLD BANC CORPORATION, INC.


                                     By /s/ Michael W. Gullion
                                     -----------------------------------
                                        Name:  Michael W. Gullion
                                               ------------------------
                                        Title: Chief Executive Officer
                                               ------------------------


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